Exhibit 99.1

FIRST AMENDMENT AGREEMENT

     This First Amendment Agreement (this “Amendment”) is entered into this ninth day of December, 2013, by and between (i) SILICON VALLEY BANK, a California corporation (“Bank”), and (ii) LYRIS, INC., a Delaware corporation with a principal place of business located at 6401 Hollis Street, Suite 125, Emeryville, California 94608 (“Lyris”), LYRIS TECHNOLOGIES, INC., a Delaware corporation (“Technologies”) and COMMODORE RESOURCES (NEVADA), INC., a Nevada corporation (“Commodore”, and together with Lyris and Technologies, individually and collectively, jointly and severally, the “Borrower”).

Recitals

     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 6, 2013 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

     C. Borrower has requested that Bank amend the Loan Agreement to revise the calculation of the “Availability Amount and the related definitions in Section 13.1.

     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.

          2.1 Section 13 (Definitions). The definition of “Availability Amount” and the related definitions used in the calculation thereof appearing in Section 13.1 are hereby amended and replaced with the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the Borrowing Base, minus (b) the outstanding principal balance of any Advances.

The following definitions are utilized in calculating and determining the Availability Amount:

“Advance Rate” is the product of (a) the Borrower’s applicable Annualized Customer Retention Rate multiplied by (b) three hundred percent (300%).

“Annualized Customer Retention Rate” is a percentage equal to the result of (a) one hundred percent (100%) minus (b) the applicable Churn. Annualized Customer Retention Rate will be adjusted quarterly based on average annualized Churn during the preceding trailing three (3) months.

“Borrowing Base” is the product of (a) Borrower’s Recurring Revenue multiplied by (b) the applicable Advance Rate; provided that Bank may reduce the foregoing Borrowing Base calculation based on events, conditions, contingencies or risks as determined by Bank, in its reasonable discretion.

“Churn” is the average monthly Recurring Revenue lost in the preceding Measurement Period multiplied by twelve (12). Churn shall be calculated by Bank based on information provided by Borrower and acceptable to Bank, in its reasonable discretion, quarterly, on the last day of each fiscal quarter for the immediately succeeding fiscal quarter, or such earlier time as Bank may determine necessary.

“Measurement Period” is, for any period of measurement, the trailing three (3) month period ending as of the then-current measurement date.

“Recurring Revenue” is the sum of (x) Borrower’s monthly revenue attributable to subscription fees provided pursuant to a binding, written agreement and which arises in the ordinary course of Borrower’s business; plus (y) revenue in excess of committed amounts described in clause (x) (and otherwise not included in clause (x)) due to either additional volume and/or seats; plus (z) without duplication of clause (x) and/or clause (y), Borrower’s monthly revenue that in each case (i) meets all of Borrower’s representations and warranties described in Section 5.3 and (ii) is or may be due and owing from Account Debtors deemed acceptable to Bank in its sole discretion minus any discounts, credits, reserves for bad debt, customer adjustments, or other offsets; provided that Bank reserves the right at any time and from time to time to exclude and/or remove any Account, or portion thereof, from the definition of Recurring Revenue, in its reasonable discretion.

Example: If Borrower’s average monthly Churn is 2.1% (measured as a percentage of Recurring Revenue), as measured over the last three month Measurement Period, the annualized Churn would be 25.2%. This would translate to an Annualized Customer Retention Rate of 74.8%. The Advance Rate in the Borrowing Base for the next quarter would thus be 300% multiplied by 74.8%, which is equal to 224%.

     3. Limitation of Amendment.

          3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

          3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

          4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

          4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

          4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

          4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

          4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

          4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

          4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

6. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

LYRIS, INC.

By	/s/ Deborah Eudaley
Name:	Deborah Eudaley
Title:	Chief Operating Officer and Chief Financial Officer

LYRIS TECHNOLOGIES, INC.

By	/s/ Deborah Eudaley
Name:	Deborah Eudaley
Title:	Chief Operating Officer and Chief Financial Officer

COMMODORE RESOURCES (NEVADA), INC.

By	/s/ Deborah Eudaley
Name:	Deborah Eudaley
Title:	Assistant Secretary

BANK:

SILICON VALLEY BANK

By	/s/ Adam Graham
Name:	Adam Graham
Title:	Vice President